CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated December 14, 2001 accompanying the financial statements of Van Kampen Focus Portfolios Insured Income Trust, Series 76 as of October 31, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                       Grant THORNTON LLP

Chicago, Illinois
February 22, 2002